Exhibit 6.2

LISTING AGREEMENT This Listing Agreement (this “Agreement”) is entered into as of October 18, 2019 (the “Effective Date”) by and between Hash Blockchain Limited (“HBL”) and Blockstack PBC, a Delaware public benefit corporation (the “Company”). HBL and Company will each be referred to as a “Party” and collectively, the “Parties”. 1. DEFINITIONS. The following words and terms shall have the following meanings “Applicable Law” means any applicable law or legal requirement including without limitation, any federal, state, local, municipal, provincial, or other law, statute, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body, including but not limited to Regulation S and the rules, regulations and ordinances promulgated by the U.S. Securities and Exchange Commission, the U.S. Department of the Treasury, the Office of Foreign Assets Control, the U.K. Financial Conduct Authority, or H.M. Treasury, and any other applicable anti-money laundering, money service business, money transmission, data protection, data privacy and securities laws. “Claim” means any third-party action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental body or any arbitrator or arbitration panel. “Confidential Information” means information, data or materials of a Party that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure by such Party to the other Party. Confidential Information will not include any information that (a) is or becomes generally known to the public without breach of any obligation owed to the disclosing party, (b) was known to the receiving party prior to its disclosure by the disclosing party without breach of any obligation owed to the disclosing party, (c) is received from a third party without breach of any obligation owed to the disclosing party, or (d) was independently developed by the receiving party prior to receipt from the disclosing party, as evidenced by the receiving party’s written records. “Damages” means any liabilities, damages, diminution in value, payments, obligations, losses, costs and expenses, fines, security or other remediation costs, penalties (including any regulatory investigation or third-party subpoena costs, reasonable attorneys’ fees, court costs, expert witness fees, and other expenses of litigation), and judgments (at law or in equity) of any nature. “Exchange” means HashKey Pro, a digital asset exchange platform based in Hong Kong and operated by HBL. “FINRA” means the U.S. Financial Industry Regulatory Authority. “Harmful Code” means any “adware,” “back door,” “drop dead device,” “malware,” “time bomb,” “Trojan horse,” “virus,” “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to the Exchange. “Listed Asset” refers to the Stacks Token, the Company’s digital asset that is made available for public trading to customers via the Exchange. “Listing Date” means the date that the Company will begin to list the Listed Asset on the Exchange, and both Parties will make reasonable efforts to have that date be the same as the date that the Stacks Tokens are listed on the Company’s other agreed-to exchanges. “Market Manipulation” means actions taken by any market participant or a Person acting in concert with a market participant which are intended to: (a) deceive or mislead other traders, (b) artificially control or manipulate the price or trading volume of an asset, or (c) aid, abet, enable, finance, support, or endorse either of the above. Market 1

Manipulation specifically includes, without limitation: front-running, wash trading, spoofing, layering, churning, and quote stuffing, but does not include customary market-making activities conducted by or on behalf of Company that do not violate Applicable Law. “Market Maker” shall mean the entity designate by the Company to perform market making activities for the Listed Asset on behalf of the Company. “Material Change” shall mean, with respect to a Party, any action, omission, or event which would have an material adverse effect in connection with the ability of a Party to perform its obligations under this Agreement, and any technical change, including without limitation, the characteristics, operation or function of the Listed Asset, Exchange, or Company’s or HBL’s ability to comply with the terms of this Agreement, which would have a material adverse effect on the Listed Asset. “Material Non-Public Information” means information for which there is a substantial likelihood that a reasonable purchaser would consider it material to a purchasing decision related to the Listed Asset that has not yet been made available to the general public. “Person” means any individual, corporation, partnership, trust, association, organization, governmental authority, or other entity. “Personal Data” shall mean all data relating to one or more individual(s) who can be identified from such data or from such data together with other information which is in the possession of, or is likely to come into the possession of, a Party to the extent such data is protected by applicable privacy or data protection laws. “Prohibited Person” means any individual that is a citizen of, or any entity that is formed in or has its principal place of business in, a country is subject to any embargo, prohibition or similar sanction under Applicable Laws or any individual who is identified on the Specially Identified Nationals or Blocked Persons list provided by the U.S. Treasury Department. “Proprietary Rights” means and shall include all rights of the following types, which may exist or be created under the Applicable Laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works, (b) trademark and trade name rights and similar rights, including domain name rights, (c) trade secret rights, (d) patents and industrial property rights, (e) other intellectual property rights (whether or not appropriate steps have been taken to protect such rights under Applicable Law), and (f) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for and rights to apply for, any of the rights referred to in clauses (a) through (e) above. “Regulation S” means the exemption under Regulation S of the U.S Securities Act of 1933, as amended. “Securities Act” means the Securities Act of 1933, as amended. “SEC” means the U.S. Securities and Exchange Commission. “Technology” means (a) any or all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know how, technology, technical data and customer lists, rights of privacy and publicity, and all documentation relating to any of the foregoing, (b) all computer software and other technology, including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing, (c) all software and other technology that is used, in combination with other open source or generally commercially available third party technology, to enable, administer, or control the creation, destruction, or transfer of the applicable asset, and (d) composition, work of authorship, computer program, product, prototype, sample, model, idea, invention, design, discovery, development, improvement, method, technique, process, algorithm, formula, treatment, composition of matter, device, know-how, trade secret, or other technology and the like, whether or not patentable or copyrightable, and whether or not reduced to practice. 2

“U.S. person” has the meaning set forth in Rule 902(k) under the Securities Act. 2. LISTING SERVICES Scope and Purpose of Asset Listing. Subject to the terms and conditions of this Agreement, HBL will make the Listed Asset available for public trading on the Exchange on or about the Listing Date, solely to the extent that such Exchange does not accept trades by U.S. persons (the “Listing Services”). 2.1 De-Listing. HBL may suspend or remove the Listed Asset on the Exchange in its sole discretion, but must provide the Company with 30 days notice before the suspension or removal. Such notice must include the reason for the suspension or removal. 2.2 Listing Date. The Company and HBL will mutually agree on a Listing Date, and shall, on a reasonable efforts basis, take all actions reasonably necessary in order to (i) make the Listing Date the same date as the date that the Stacks Tokens are listed on the Company’s other agreed-to exchanges; and (ii) effect the Listing Services on such Listing Date. 2.3 Announcement of Listing. The Company and HBL shall announce the listing of the Listed Asset on the Exchange on October 24, 2019 at the Blockstack Annual Summit, and such announcement will be made at the same time as the Company’s announcement of the listing of the Stack Tokens on the Company’s other agreed-to exchanges. 2.4 Exchange Assets. The Listed Asset may be traded on the Exchange for at least two kinds of digital assets, Bitcoin (BTC) and Tether (USDT). 3. Payment Obligations. 3.1 No fees or payments shall be made to HBL or the Exchange in consideration for the Listing Services. 4. COMPANY OBLIGATIONS 4.1 Notices to HashKey. For all notices and communications required to be provided by Company under this Agreement, Company will notify HBL through the normal communications channels used by Company and will also send a copy of such communication by email to ben@pro.hashkey.com. 4.2 Material Change. Company will immediately notify HBL of any Material Change that has occurred with respect to Company. 4.3 Market Maker. The Company will designate a suitable Market Maker with a similar level of market depth as the market maker used by the Company for the Company's other agreed-to exchange platforms and such Market Maker shall be responsible for technologically integrating the Stacks Tokens into the Exchange and providing liquidity for the Stacks Tokens prior to the Listing Date. The Company shall use reasonable efforts to assist the Market Maker in the integration of the Stacks Tokens into the Exchange prior to the Listing Date. Should the Market Maker be unable to integrate the Stacks Tokens into the Exchange prior to the Listing Date, the Company and HBL shall agree upon a new Listing Date. If at any point in time the Stacks Tokens are listed on an exchange or alternative trading system that has been registered with the SEC and is a member of FINRA and is capable of supporting secondary trading in Stacks Tokens by U.S. persons, the Company will promptly dissolve its relationship with the Market Maker. 4.4 Prohibited Conduct. Company will strictly avoid engaging in Market Manipulation and will not disclose any HBL Confidential Information except as permitted in Section 9 below. 5. HBL OBLIGATIONS 3

5.1 No U.S. Persons. HBL will ensure that the Exchange will not target or permit trades by U.S. persons. 5.2 Notices to Company. For all notices and communications required to be provided by HBL under this Agreement, HashKey will notify Company through the normal communications channels used by HBL and will also send a copy of such communication by email to legal@blockstack.com. 5.3 Material Change. HBL will immediately notify Company of any Material Change that has occurred with respect to HBL. 5.4 Prohibited Conduct. HBL will strictly avoid engaging in Market Manipulation and will not disclose any Company Confidential Information except as permitted in Section 9 below. 6. INTELLECTUAL PROPERTY RIGHTS 6.1 HBL and Company Marks. Except for the limited licenses set forth in Section 6.3, HBL shall retain all right, title, and interest in and to any of its company names, logos, web site addresses, services marks, trademarks, trade names and or other branding (the “HBL Marks”) and is also the owner of the goodwill attached or that shall become attached. Except for the limited licenses set forth in Section 6.2, Company shall retain all right, title, and interest in and to any of its company names, logos, web site addresses, services marks, trademarks, trade names and or other branding (the “Company Marks” and, together with the HBL Marks, the “Marks”) and is also the owner of the goodwill attached or that shall become attached. All uses of the HBL Marks and Company Marks hereunder shall inure to the benefit of the respective owners, and neither Party will do or cause to be done any act or thing that may in any way adversely affect any rights of the other Party in and to the other Party’s or otherwise challenges the validity of the other Party’s Marks or any application for registration thereof, or any trademark registration thereof, or any rights therein. 6.2 Company Licensed Marks. Company hereby authorizes and licenses to HBL on a limited, non-transferable and royalty-free basis during the Term, the right for HBL to use (a) any name, abbreviation or symbol for the Listed Asset and (b) the Company Marks (i) to publicize the Listed Asset on the Exchange, (ii) in connection with Exchange activities (including, without limitation, providing information related to deposits, withdrawals, account balances, quotes, trades, and other transaction related information), (iii) for preparing and maintaining transaction records and information, (iv) for other uses and purposes associated with listing the Listed Asset on the Exchange and any compliance or other requirements of HBL, and (v) any marketing or promotional activities related to the Exchange by HBL. 6.3 HBL Licensed Marks. HBL hereby authorizes and licenses to Company on a limited, non-transferable, royalty-free basis during the Term the right to use HBL Marks on Company’s website(s) and marketing materials to refer to the Exchange for any marketing or promotional activities related to the listing of the Stack Tokens on the Exchange and for any compliance requirements of Company. 7. REPRESENTATIONS & WARRANTIES 7.1 General Representations and Warranties. Each Party represents and warrants to the other Party that: 7.1.1 It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted, and (b) is qualified, authorized, registered or licensed to do business in all jurisdictions in which it does business except where the failure to be so qualified would not reasonably be expected to result in a Material Change with respect to the Party or the validity of this Agreement; 7.1.2 It has the corporate power and authority to enter into and to perform its obligations under this Agreement; the execution, delivery, and performance by each Party to this Agreement has been duly authorized by all 4 necessary action on the part of such Party and its board of directors; and this Agreement constitutes the legal, valid, and binding obligation of each Party, enforceable against it in accordance with its terms; 7.1.3 Neither the execution, delivery or performance of this Agreement will contravene, conflict with or result in a violation of (a) any of the provisions of a Party’s certificate of incorporation, bylaws or other similar governing documents, (b) any Applicable Law, or (c) the terms of any other agreements to which it is a party or its obligations thereunder; 7.1.4 Neither it nor any of its shareholders, directors, officers or other principals is a Prohibited Person; 7.1.5 At all times during the term of this Agreement, it will conduct its activities in compliance with Applicable Law. It will, at all times, perform its obligations under this Agreement so as to satisfy the requirements of Regulation S, and, in particular, will ensure that the transaction is an “offshore transaction” as such term is defined in Rule 902 of Regulation S; 7.1.6 It has not engaged and will not engage in any directed selling efforts (as such term is defined in Regulation S) in the United States or in Canada with respect to the Listed Assets; 7.1.7 It has all necessary rights to its Technology as applicable, as needed to perform its obligations and grant the rights and licenses set forth herein; 7.1.8 It has all necessary consents, permissions, and licenses to collect and process Personal Data under the terms of this Agreement, as applicable, and shall provide and maintain a privacy policy and such other notices, and otherwise maintain policies and procedures with respect to the collection, use, disclosure, security, and other processing of Personal Data, as necessary to comply in all material respects with all Applicable Laws and any applicable self-regulatory principles relating to privacy and data protection; 7.1.9 It and its personnel shall not disclose any Material Non-Public Information related to or arising out of this Agreement and shall not engage in any Market Manipulation; and 7.1.10 It understands and acknowledges that the Listed Asset is based on distributed, open-source technology, and as such, that the Listed Asset is subject to a variety of technical risks beyond the control or responsibility of HBL or Company. 7.2 Company Representations and Warranties. Company represents and warrants to HBL that: 7.2.1 The Listed Asset does not violate any Applicable Law; 7.2.2 It has no knowledge of any past, present, or pending proceeding, investigation, or legal action against Company in connection with any aspect of its business by any government agency, self-regulatory organization, department, regulatory, legal or supervisory body in any jurisdiction; and 7.2.3 Company has engaged and been advised by appropriately experienced and qualified legal counsel and other professional advisors with respect to the representations and warranties provided herein. 7.3 HBL Representations and Warranties. HBL represents and warrants to Company that: 7.3.1 It has no knowledge of any past, present, or pending proceeding, investigation, or legal action against HBL or the Exchange in connection with any aspect of its business by any government agency, self-regulatory organization, department, regulatory, legal or supervisory body in any jurisdiction; 7.3.2 Neither HBL nor the Exchange is registered with the SEC as a broker-dealer, exchange or alternative trading system, and neither HBL nor the Exchange is a member of FINRA, nor are HBL or the Exchange required to register with the SEC or become a member of FINRA or are otherwise subject to the rules of the SEC or FINRA applicable to broker-dealers, exchanges or alternative trading systems; 5

7.3.3 HBL and the Exchange are each (i) domiciled and have their principal place of business outside the United States; (ii) not U.S. persons (as defined in Regulation S under the Securities Act) or are deemed not to be U.S. persons under Rule 902(k)(2) of Regulation S (a “Non-U.S. person”), and (iii) not acquiring any Listed Assets for the account or benefit of any U.S. person; 7.3.4 All activities to be contemplated by and performed under this Agreement by HBL and the Exchange will be undertaken and conducted outside of the United States, and HBL and the Exchange will each take reasonable steps to ensure that neither HBL nor the Exchange will offer or sell any of the Listed Asset, or direct any offering or sales efforts regarding the Listed Asset, to U.S. persons, as defined in Regulation S; 7.3.5 The Exchange does not accept U.S. persons to trade, maintain accounts or make any form of purchase on the Exchange, nor does the Exchange target U.S. persons. 7.3.6 Neither HBL, nor the Exchange nor any of HBL or the Exchange’s officers, directors, employees, agents or beneficial owners of 20% or more of either HBL or the Exchange’s outstanding voting equity securities is or has been (a) indicted for or convicted of any felony or any securities or investment related offense of any kind, (b) enjoined, barred, suspended, censured, sanctioned or otherwise restricted with respect to any securities or investment-related business or undertaking, (c) the subject or target of any securities or investment-related investigation by any regulatory authority, (d) subject to any of the “Bad Actor” disqualifications described in Rule 262 of Regulation A under the Securities Act; and 7.3.7 HBL has engaged and been advised by appropriately experienced and qualified legal counsel and other professional advisors with respect to the representations and warranties provided herein. 8. INDEMNIFICATION 8.1 Each Party will defend, indemnify, and hold harmless the other Party, and its respective officers, directors, agents, employees and their respective affiliates and controlling persons (individually and collectively, the “Indemnified Parties”), from and against all actual or alleged Claims and Damages that are caused by, arise out of, or are related to: (a) its breach (or alleged breach) of this Agreement, including without limitation any noncompliance with, inaccuracy of or misrepresentation in any representation, warranty, or covenant of such Party; (b) its violation of the rights of any third party or violation of Applicable Law; (c) any Harmful Code included by such Party in any Listed Asset, Exchange, or Technology, as applicable, or (d) any fraud, negligence, intentional misconduct or act or omission of such Party or its employees, agents, contractors or representatives. 8.2 Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Agreement to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any other Indemnified Party. In case any such action is brought against any Indemnified Party, and such Indemnified Party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party. 8.3 Neither Party will settle any Claim without the Indemnified Parties’ prior written consent provided also that (a) the Indemnified Parties may approve the choice of counsel (which shall not be unreasonably withheld) and (b) if there is any delay in the defense of the Claim by a Party or any other reason where any of the Indemnified Parties would be materially prejudiced by control of the defense including without limitation, any Claims related to (i) in the case of HBL, its Technology (including the Exchange) or HBL’s Proprietary Rights in the same or any potential regulatory action concerning HBL (and not Company) or violation of Applicable Law by HBL (and not by Company), or (ii) in the case of Company, the Listed Assets or Company’s Proprietary Rights in the same or any 6 potential regulatory action concerning Company (and not HBL) or violation of Applicable Law concerning Company (and not HBL), such Party may assume the control of the defense at such Party’s sole cost. 9. LIMITATION OF LIABILITY 9.1 IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES OR LIABILITIES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF DATA, INFORMATION, REVENUE, PROFITS OR BUSINESS OR LOSS OF VALUE OF ANY LISTED ASSET) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WHETHER UNDER CONTRACT, STATUTE, STRICT LIABILITY OR OTHER THEORY (INCLUDING, FOR AVOIDANCE OF DOUBT, ANY NEGLIGENCE OF HBL OR COMPANY), EVEN IF HBL OR COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND THE AGGREGATE LIABILITY OF EITHER PARTY SHALL NOT EXCEED ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000 USD). 9.2 NOTWITHSTANDING THE FOREGOING, EACH PARTY’S INDEMNIFICATION OBLIGATIONS SHALL NOT EXCEED FIVE HUNDRED THOUSAND DOLLARS ($500,000 USD) AND SHALL BE EXEMPTED FROM SUBSECTION 9.1. 9.3 The foregoing limitations in Subsections 9.1 and 9.2 above shall not apply to: (a) a breach of Section 9 (Confidentiality), or (b) a Party’s gross negligence, fraud, or willful misconduct. 10. CONFIDENTIALITY Each Party may use the Confidential Information of the other Party only in connection with its performance of the rights and obligations under this Agreement. Each Party will maintain in confidence and will not disclose the Confidential Information of the other Party to any third party (except as explicitly provided herein), using the same degree of care, but no less than reasonable care, as it uses to protect its own confidential information of a similar nature. Each Party may disclose the Confidential Information of the other Party only to the receiving Party’s employees and outside consultants (including its legal counsel, its insurance carriers and agents, and its financial and accounting advisers) who (a) have a need to know such Confidential Information, (b) are made aware of the confidential and/or proprietary nature of the Confidential Information , (c) are under an obligation to protect such confidential and/or proprietary information, and (d) for whose breach such receiving Party shall be liable. At any time upon the written request of each Party, the other Party shall promptly return all Confidential Information of such requesting Party, except as necessary for governmental compliance, including all copies thereof; provided, however, that a receiving Party may keep one copy of all of the other Party’s Confidential Information solely for the purpose of complying with Applicable Laws or of ensuring compliance with this Agreement. At a Party’s request, the Confidential Information of such Party that is required to be returned shall be destroyed and such destruction shall be certified in writing by an authorized representative of the receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under this Agreement. 11. TERM; TERMINATION 11.1 The term of this Agreement (“Term”) shall commence on the Effective Date and continue in full force and effect until terminated by either Party: (a) if the other Party has materially defaulted in the performance of any of its obligations under this Agreement, or the representations and warranties of such Party are materially breached, become inaccurate or fail to be true, and has not cured such default, breach, inaccuracy or failure to be true within thirty (30) business days of receipt of written notice from the non-defaulting Party of such default or (b) upon (i) the filing of a petition for relief under the Bankruptcy Code or the institution of any other insolvency proceedings by, against, or on behalf of the other Party, (ii) the appointment of a receiver for the other Party, (iii) the dissolution or liquidation of the other Party, or (iv) any act of insolvency by the other Party. Either Party may also terminate this Agreement for convenience upon thirty (30) days written notice to the other Party. 7

11.2 In the event of termination of this Agreement for any reason, the Parties will work together in good faith to ensure an orderly wind-down of the Agreement. 11.3 The following sections survive termination of this Agreement for any reason: Section 5 (Intellectual Property Rights); Section 7 (Indemnification); Section 8 (Limitation of Liability); Section 9 (Confidentiality); and Section 11 (Miscellaneous). 12. MISCELLANEOUS 12.1 Governing Law; Jurisdiction. This Agreement will be interpreted, construed, and governed by the laws of Hong Kong, without regard to its conflicts of laws principles. 12.2 Arbitration. Except the Parties’ right to an injunction or other equitable relief, the Parties agree that any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement including any questions regarding its existence, construction, interpretation, validity, performance, breach or termination, shall be referred to and finally and exclusively resolved by binding arbitration in accordance with the Hong Kong International Arbitration Centre under its Administered Arbitration Rules (“Rules”), which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat of arbitration shall be in Hong Kong. The language to be used in the arbitral proceedings shall be English. The award by the Arbitration Tribunal shall be final and binding. The Parties agree that any tribunal appointed pursuant to this Section 12.2 shall also be appointed in relation to any other dispute that concerns the same or substantially similar facts arising out of or in connection with the Agreement (“Related Dispute”). The Parties further agree that any arbitration pursuant to this Section 12.2 may be consolidated and heard together with any other arbitration concerning a Related Dispute, whether or not the same tribunal has been appointed in each arbitration, in such manner as the tribunals in the respective arbitrations may in their discretion determine. Notwithstanding anything in this Section 12.2, either Party may seek emergency equitable relief if appropriate to enforce its rights. The Parties stipulate and agree that the proper forum for such injunctive or other equitable relief shall be in Hong Kong, which shall have exclusive jurisdiction over such claims. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. THE PARTIES MUTUALLY AGREE THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. 12.3 Attorneys’ Fees. In any action or proceeding to enforce this Agreement, each Party shall be responsible for the payment of their own attorneys’ fees. 12.4 Taxes. Each Party shall be responsible for reporting and discharging its own tax compliance obligations arising under this Agreement. Each Party shall protect, defend, and indemnify each other Party from and against any and all Damages arising from the indemnifying Party’s failure or refusal to report and discharge such taxes or satisfy such obligations. 12.5 Severability. If any provision of this Agreement is held by an arbitrator or court of competent jurisdiction to be illegal or unenforceable, the provision will be modified so as to be enforceable to the maximum extent possible under Applicable Law in accordance with the original intent of the provision and the remainder of this Agreement will remain in full force and effect. 12.6 Entire Agreement; Waiver. This Agreement constitutes the entire agreement between the Parties regarding the subject hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral with respect to the subject matter hereof. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion. 12.7 Counterparts. This Agreement may be executed in counterparts (including via fax or .pdf), each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. 8

12.8 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement. 12.9 Force Majeure. Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, riots, acts of government, acts of war or terrorism, shortage of materials or supplies, failure of transportation or communications or of suppliers of goods or services, malicious acts of third parties against either Party’s information technology systems or infrastructure or any other cause beyond the reasonable control of such Party. 12.10 No Third-party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective permitted successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 12.11 Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever. [Signature page follows] 9

As of the Effective Date, the Parties have read and understand this Agreement and all documents incorporated herein. Each Party below agrees that it shall be joint and severally liable for all obligations hereunder and accepts all such terms, as indicated by the signatures of their duly authorized representative set forth below: BLOCKSTACK PBC By: Name: Muneeb Ali Title: CEO HASH BLOCKCHAIN LIMITED By: Name: Ben EI-Baz Title: Chief Strategy Officer